Exhibit 99.1

Cognex Reports First Quarter 2023 Results

NATICK, Mass.--(BUSINESS WIRE)--May 4, 2023--Cognex Corporation (NASDAQ: CGNX) today reported financial results for the first quarter of 2023. Table 1 below shows selected financial data for Q1-23 compared with Q1-22.

“As expected, in the first quarter our largest e-commerce customers continued to absorb excess capacity and our factory automation customers remained cautious with capital investment,” said Robert J. Willett, CEO of Cognex. “While we slightly exceeded our revenue guidance for the quarter, these demand dynamics led to a significant step down from our record first quarter of 2022.”

Mr. Willett continued, “This macro uncertainty did not distract us from what is important. We launched new industry-leading products and made important strides to position us for long-term growth.”

Table 1
(Dollars in thousands, except per share amounts)

	Revenue	Net Income	Net Income per Diluted Share	Non-GAAP Net Income per Diluted Share*
Quarterly Comparisons
Current quarter: Q1-23	$201,124	$25,615	$0.15	$0.13
Prior year’s quarter: Q1-22	$282,407	$67,333	$0.38	$0.42
Change: Q1-23 to Q1-22	(29)%	(62)%	(61)%	(69)%

*Non-GAAP net income per diluted share excludes discrete tax adjustments. A reconciliation from GAAP to Non-GAAP is shown in Exhibit 2 of this news release.

Details of the Quarter

Statement of Operations Highlights – First Quarter of 2023

  Revenue decreased by 29% from record first-quarter revenue in Q1-22. The decrease was 26% in constant currency. Revenue declined due to lower capacity expansion projects from a few large e-commerce customers and the impact of broader macroeconomic softness compared to a year ago. In addition, Q1-22 included $20 million of revenue for orders that had been delayed at the end of 2021 due to supply constraints.
  Gross margin was 71% for Q1-23 compared to 72% for Q1-22. This was below our mid-70% target as high-priced inventory from premium broker buys continued to flow through our cost of revenue. The slight year-on-year decrease was primarily driven by cost deleverage from lower revenue.
  Research, Development, & Engineering (RD&E) expenses increased by 7% from Q1-22. Increases in personnel-related costs, primarily from investment in engineering resources and annual merit increases, were partially offset by favorable currency exchange rates.
  Selling, General & Administrative (SG&A) expenses increased by 3% from Q1-22. Increases in personnel-related costs, primarily from investment in our Emerging Customer initiative, was partially offset by favorable currency exchange rates.
  The effective tax rate was 2% in Q1-23 and 23% in Q1-22. Excluding the impact of discrete tax benefits or expenses, the effective tax rate was 16% in both periods.

Balance Sheet Highlights – April 2, 2023

  Cognex’s financial position as of April 2, 2023 continued to be strong, with $844 million in cash and investments and no debt. In Q1-23, Cognex generated $28 million in cash from operations. In addition, the company spent $24 million to repurchase its common stock and paid $12 million in dividends to shareholders. Cognex intends to continue to repurchase shares of its common stock pursuant to its existing stock repurchase program, subject to market conditions and other relevant factors.

Financial Outlook – Q2 2023

  Cognex expects revenue for Q2-23 to be between $225 million and $245 million. This range represents an increase on a sequential basis due to the normal timing of annual revenue from consumer electronics and an expected pick-up in activity in China. The decline year-on-year is due to the expected continuation of lower revenue from logistics and cautiousness in capital spending by our customers.
  Gross margin for Q2-23 is expected to be in the company’s mid-70% long-term target range, an increase from 71% in Q1-23 as we move beyond the elevated costs from premium broker buys and expect a more favorable revenue mix.
  Operating expenses are expected to increase by low-single digits on a sequential basis as we expect that investments in the company’s Emerging Customer initiative will be partially offset by lower stock-based compensation.
  The effective tax rate is expected to be 16%, excluding discrete tax items.

Non-GAAP Financial Measures

  Exhibit 2 of this news release includes a reconciliation of certain financial measures from GAAP to non-GAAP. Cognex believes these non-GAAP financial measures are helpful because they allow investors to more accurately compare results over multiple periods using the same methodology that management employs in its budgeting process and in its review of operating results. Non-GAAP presentations exclude certain one-time discrete events, such as discrete tax items related to stock-based compensation, adjustments to deferred tax assets and tax reserves, and return-to-provision adjustments (because they are outside of Cognex’s normal business operations and not used by management to assess Cognex’s operating results). Cognex also uses results on a constant-currency basis as one measure to evaluate its performance and compares results between periods as if the exchange rates had remained constant period-over-period. Cognex does not intend for non-GAAP financial measures to be considered in isolation, or as a substitute for financial information provided in accordance with GAAP.
  We estimate the tax effect of items identified in the reconciliation by applying the effective tax rate to the pre-tax amount. However, if a specific tax rate or tax treatment is required because of the nature of the item and/or the tax jurisdiction where the item was recorded, we estimate the tax effect by applying the relevant specific tax rate or tax treatment, rather than the effective tax rate.

Analyst Conference Call and Simultaneous Webcast

  Cognex will host a conference call today at 8:30 a.m. Eastern Daylight Time (EDT). The telephone number is (877) 704-4573 (or (201) 389-0911 if outside the United States). A replay will begin at 12:30 p.m. EDT today and will be available until 11:59 p.m. EDT on Sunday, May 7, 2023. The telephone number for the replay is (877) 660-6853 (or (201) 612-7415 if outside the United States). The access code for both the live call and the replay is 13737126.
  A real-time audio broadcast of the conference call or an archived recording will be accessible on the Events & Presentations page of the Cognex Investor website: https://www.cognex.com/Investor.

About Cognex Corporation

Cognex Corporation (“the Company” or “Cognex”) invents and commercializes technologies that address some of the most critical manufacturing and distribution challenges. We are a leading global provider of machine vision products and solutions that improve efficiency and quality in high-growth-potential businesses across attractive industrial end markets. Our solutions blend physical products and software to capture and analyze visual information, allowing for the automation of manufacturing and distribution tasks for customers worldwide. Machine vision products are used to automate the manufacturing or distribution and tracking of discrete items, such as mobile phones, electric vehicle batteries and e-commerce packages, by locating, identifying, inspecting, and measuring them. Machine vision is important for applications in which human vision is inadequate to meet requirements for size, accuracy, or speed, or in instances where substantial cost savings or quality improvements can be gained.

Cognex is the world's leader in the machine vision industry, having shipped more than 4 million image-based products, representing over $10 billion in cumulative revenue, since the company's founding in 1981. Headquartered in Natick, Massachusetts, USA, Cognex has offices and distributors located throughout the Americas, Europe, and Asia. For details, visit Cognex online at www.cognex.com.

Certain statements made in this news release, which do not relate solely to historical matters, are forward-looking statements. These statements can be identified by use of the words “expects,” “anticipates,” “estimates,” “potential,” “believes,” “projects,” “intends,” “plans,” “will,” “may,” “shall,” “could,” “should,” and similar words and other statements of a similar sense. These statements are based on our current estimates and expectations as to prospective events and circumstances, which may or may not be in our control and as to which there can be no firm assurances given. These forward-looking statements, which include statements regarding business and market trends, future financial performance and financial targets, the expected impact of the fire at our primary contract manufacturer's plant on our assets, business and results of operations and related recoveries, customer demand and order rates and timing of related revenue, managing supply shortages, delivery lead times, future product mix, research and development activities, sales and marketing activities, new product offerings and product development activities, capital expenditures, investments, liquidity, dividends and stock repurchases, strategic and growth plans, and estimated tax benefits and expenses and other tax matters, involve known and unknown risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include: (1) the reliance on key suppliers, such as our primary contract manufacturer, to manufacture and deliver products; (2) the expected impact of the fire at our primary contract manufacturer’s plant and related recoveries; (3) delays in the delivery of our products, the failure to meet delivery schedules, and resulting customer dissatisfaction or loss of sales; (4) the inability to obtain, or the delay in obtaining, components for our products at reasonable prices; (5) the failure to effectively manage product transitions or accurately forecast customer demand; (6) the inability to manage disruptions to our distribution centers or to our key suppliers; (7) the inability to design and manufacture high-quality products; (8) the impact, duration, and severity of the COVID-19 pandemic, particularly in China, including the availability and effectiveness of vaccines as well as government lockdowns; (9) the loss of, or curtailment of purchases by, large customers in the logistics, consumer electronics, or automotive industries; (10) information security breaches; (11) the failure to comply with laws or regulations relating to data privacy or data protection; (12) the inability to protect our proprietary technology and intellectual property; (13) the inability to attract and retain skilled employees and maintain our unique corporate culture; (14) the technological obsolescence of current products and the inability to develop new products; (15) the failure to properly manage the distribution of products and services, including the management of lead times and delivery dates; (16) the impact of competitive pressures; (17) the challenges in integrating and achieving expected results from acquired businesses; (18) potential disruptions in our business systems; (19) potential impairment charges with respect to our investments or acquired intangible assets; (20) exposure to additional tax liabilities, increases and fluctuations in our effective tax rate, and other tax matters; (21) fluctuations in foreign currency exchange rates and the use of derivative instruments; (22) unfavorable global economic conditions, including increases in interest rates and high inflation rates; (23) business disruptions from natural or man-made disasters, such as fire, or public health issues; (24) economic, political, and other risks associated with international sales and operations, including the impact of trade disputes on the economic climate in China and the war in Ukraine; (25) exposure to potential liabilities, increased costs, reputational harm, and other adverse effects associated with expectations relating to environmental, social, and governance considerations; (26) stock price volatility; and (27) our involvement in time-consuming and costly litigation or activist shareholder activities; and the other risks detailed in Cognex reports filed with the SEC, including its Form 10-K for the fiscal year ended December 31, 2022 and Form 10-Q for the fiscal quarter ended April 2, 2023. You should not place undue reliance upon any such forward-looking statements, which speak only as of the date made. Cognex disclaims any obligation to update forward-looking statements after the date of such statements.

Exhibit 1

COGNEX CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share amounts)

	Three-months Ended
	April 2, 2023	April 3, 2022
	(unaudited)
Revenue	$201,124	$282,407
Cost of revenue (1)	57,384	78,790
Gross margin	143,740	203,617
Research, development, and engineering expenses (1)	38,542	36,054
Selling, general, and administrative expenses (1)	83,037	80,835
Operating income	22,161	86,728
Foreign currency gain (loss)	394	(444)
Investment income	3,587	1,468
Other income (expense)	73	(48)
Income before income tax expense	26,215	87,704
Income tax expense	600	20,371
Net income	$25,615	$67,333

Net income per weighted-average common and common-equivalent share:
Basic	$0.15	$0.39
Diluted	$0.15	$0.38

Weighted-average common and common-equivalent shares outstanding:
Basic	172,624	174,146
Diluted	173,903	176,668

Cash dividends per common share	$0.070	$0.065

(1) Amounts include stock-based compensation expense, as follows:	April 2, 2023	April 3, 2022
	(unaudited)
Cost of revenue	$621	$563
Research, development, and engineering	5,890	4,448
Selling, general, and administrative	10,068	10,045
Total stock-based compensation expense	16,579	15,056

Exhibit 2

COGNEX CORPORATION RECONCILIATION OF SELECTED ITEMS FROM GAAP TO NON-GAAP (In thousands, except per share amounts)

	Three-months Ended
	April 2, 2023	April 3, 2022

	(Unaudited)
Revenue	$201,124	$282,407
Cost of revenue	57,384	78,790
Gross margin	143,740	203,617
Total operating expenses (GAAP)	121,579	116,889
Operating income (GAAP)	$22,161	$86,728
Percentage of revenue (GAAP)	11%	31%
Adjustments to operating expenses:
Restructuring charges	-	-
Loss from fire	-	-
Total operating expenses (Non-GAAP)	121,579	116,889
Operating income (Non-GAAP)	$22,161	$86,728
Percentage of revenue (Non-GAAP)	11%	31%
Other income (expense) (GAAP)	4,054	976
Income before income tax expense (GAAP)	26,215	87,704
Income tax expense (GAAP)	600	20,371
Net income (GAAP)	$25,615	$67,333
Effective tax rate (GAAP)	2%	23%
Income before income tax expense (Non-GAAP)	26,215	87,704
Adjustments to income tax expense:
Tax effect of adjustments to operating expenses	-	-
Adjustments due to discrete tax (benefit) expense	(3,594)	6,338
Income tax expense (Non-GAAP)	4,194	14,033
Net income (Non-GAAP)	$22,021	$73,671
Effective tax rate (Non-GAAP)	16%	16%

Net income per diluted weighted-average common and common-equivalent share (GAAP)	$0.15	$0.38
Per share impact of non-GAAP adjustments identified above	(0.02)	0.04
Net income per diluted weighted-average common and common-equivalent share (Non-GAAP)	$0.13	$0.42
Diluted weighted-average common and common-equivalent shares outstanding (GAAP)	173,903	176,668

Exhibit 3

COGNEX CORPORATION CONSOLIDATED BALANCE SHEETS (In thousands)

	April 2, 2023	December 31, 2022
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$164,171	$181,374
Current investments, amortized cost of $220,943 and $223,545 in 2023 and 2022, respectively, allowance for credit losses of $0 in 2023 and 2022	216,703	218,759
Accounts receivable, allowance for credit losses of $1,001 and $730 in 2023 and 2022, respectively	144,154	125,417
Unbilled revenue	2,354	2,179
Inventories	127,147	122,480
Prepaid expenses and other current assets	67,634	67,490
Total current assets	722,163	717,699
Non-current investments, amortized cost of $478,329 and $476,148 in 2023 and 2022, respectively, allowance for credit losses of $0 in 2023 and 2022	463,039	454,117
Property, plant, and equipment, net	81,274	79,714
Operating lease assets	37,769	37,682
Goodwill	242,041	242,630
Intangible assets, net	11,472	12,414
Deferred income taxes	409,583	407,241
Other assets	6,725	6,643
Total assets	$1,974,066	$1,958,140

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$26,939	$27,103
Accrued expenses	83,527	93,235
Accrued income taxes	37,529	18,129
Deferred revenue and customer deposits	57,805	40,787
Operating lease liabilities	8,177	8,454
Total current liabilities	213,977	187,708
Non-current operating lease liabilities	31,389	31,298
Deferred income taxes	243,557	249,961
Reserve for income taxes	20,030	15,866
Non-current accrued income taxes	18,338	33,008
Other liabilities	444	1,905
Total liabilities	527,735	519,746

Commitments and contingencies
Shareholders’ equity:
Preferred stock, $.01 par value – Authorized: 400 shares in 2023 and 2022, respectively; no shares issued and outstanding	—	—
Common stock, $.002 par value – Authorized: 300,000 shares in 2023 and 2022, respectively; issued and outstanding: 172,601 and 172,631 shares in 2023 and 2022, respectively	345	345
Additional paid-in capital	992,690	979,167
Retained earnings	517,526	528,179
Accumulated other comprehensive loss, net of tax	(64,230)	(69,297)
Total shareholders’ equity	1,446,331	1,438,394
Total liabilities and shareholders' equity	$1,974,066	$1,958,140

Contacts

Nathan McCurren
Head of Investor Relations
+1 508-654-1755
Nathan.McCurren@cognex.com